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                                   EXHIBIT 11

                     LOGIX COMMUNICATIONS ENTERPRISES, INC.
                            EARNINGS PER COMMON SHARE
                        (In thousands, except share data)

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
                                                                                         YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------------------------
                                                                                1997               1998               1999
                                                                           -------------      -------------      -------------
Income (loss) before extraordinary items and cumulative effect of
  change in accounting principle ........................................  $         549      $     (38,801)     $    (100,956)
Extraordinary item ......................................................           (217)                --                 --
Cumulative effect of change in accounting principle .....................             --               (699)                --
                                                                           -------------      -------------      -------------
Net income (loss) .......................................................  $         332      $     (39,500)     $    (100,956)
                                                                           -------------      -------------      -------------
                                                                           -------------      -------------      -------------

Basic net income (loss) per common share:

Weighted average common shares outstanding ..............................     71,250,000         71,250,000         71,250,000

Income before extraordinary items and cumulative effect of change
  in accounting principle ...............................................  $       0.008      $      (0.545)     $       (1.42)

Extraordinary item ......................................................  $      (0.003)     $      (0.545)                --
Cumulative effect of change in accounting principle .....................             --             (0.009)                --
                                                                           -------------      -------------      -------------
Basic net income (loss) per common share ................................  $       0.005      $      (0.554)     $       (1.42)
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